UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

and

Section 8 – Other Events

Item 8.01 Other Events

On March 9, 2016, the Lehigh County Industrial Development Authority (the "Authority") issued $115,500,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (PPL Electric Utilities Corporation Project) Series 2016A (the "2016A Authority Bonds") and $108,250,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (PPL Electric Utilities Corporation Project) Series 2016B (the "2016B Authority Bonds" and, together with the 2016A Authority Bonds, the "Authority Bonds") on behalf of PPL Electric Utilities Corporation ("PPL Electric"). The proceeds of the Authority Bonds were used to redeem $115,500,000 of Pollution Control Revenue Refunding Bonds, 2005 Series A (PPL Electric Utilities Corporation Project) and $108,250,000 of Pollution Control Revenue Refunding Bonds, 2005 Series B (PPL Electric Utilities Corporation Project) issued by the Authority on behalf of PPL Electric, which were redeemed on March 9, 2016. The 2016A Authority Bonds mature on September 1, 2029, but are subject to mandatory purchase on September 1, 2017 (the "2016A Mandatory Purchase Date") at a purchase price equal to the principal amount thereof plus accrued and unpaid interest. The 2016B Authority Bonds mature on February 15, 2027, but are subject to mandatory purchase on August 15, 2017 (the "2016B Mandatory Purchase Date" and, together with 2016A Mandatory Purchase Date, the "Initial Mandatory Purchase Dates") at a purchase price equal to the principal amount thereof plus accrued and unpaid interest.

The Authority Bonds were issued under Trust Indentures, dated as of March 1, 2016 (the "Indentures"), by and between the Authority and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Authority Bond Trustee"). The Authority has loaned the proceeds of the Authority Bonds to PPL Electric pursuant to Pollution Control Facilities Loan Agreements dated as of March 1, 2016 between PPL Electric and the Authority (the "Loan Agreements"). Pursuant to the Loan Agreements, PPL Electric is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal and interest on the Authority Bonds. Concurrently with the issuance of the 2016A Authority Bonds and to evidence its obligations under the Loan Agreements, PPL Electric delivered to the Authority Bond Trustee Pollution Control Facilities Notes (Lehigh County Industrial Development Authority), Series 2016A and Series 2016B (together, the "Notes"). The Notes contain principal, interest and prepayment provisions corresponding to the principal, interest and redemption provisions of the related Authority Bonds.

To secure its obligations to make payments on the Notes, PPL Electric has delivered to the Authority Bond Trustee its First Mortgage Bonds, Pollution Control Series 2016A and 2016B (the "Company Mortgage Bonds"), in each case, issued pursuant to PPL Electric's Indenture, dated as of August 1, 2001, to The Bank of New York Mellon (successor to JPMorgan Chase Bank), as trustee, as supplemented by Supplemental Indenture No. 18 ("Supplemental Indenture No. 18") dated as of March 1, 2016 (the "2001 Indenture"). The principal and interest on the Company Mortgage Bonds are payable at the same times as the principal and interest on the Notes and the Authority Bonds. So long as PPL Electric makes the required principal and interest payments on the Notes, it will not be obligated to make additional payments on the Company Mortgage Bonds.

The Authority Bonds initially were issued bearing interest at a term rate of 0.90% through their Initial Mandatory Purchase Dates. The method of determining the interest rate on the Authority Bonds may be converted from time to time after the Initial Mandatory Purchase Dates in accordance with the Indentures to a daily rate, a commercial paper rate, a weekly rate, or a term rate.

The Authority Bonds are not subject to optional redemption by the Authority prior to their applicable Initial Mandatory Purchase Date. The Authority Bonds are subject to special mandatory redemption upon a determination that the interest on the Authority Bonds would be included in the holders' gross income for federal income tax purposes. Any such special mandatory redemption would be at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest, if any, to the redemption date.

The Loan Agreements (including form of the Notes), Supplemental Indenture, No. 18 and the Officer's Certificates under the 2001 Indenture relating to the Company Mortgage Bonds are filed with this report as Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e), respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4(a)	Pollution Control Facilities Loan Agreements dated as of March 1, 2016 between PPL Electric and the Authority (Series 2016 A Bonds).
4(b)	Pollution Control Facilities Loan Agreements dated as of March 1, 2016 between PPL Electric and the Authority (Series 2016 B Bonds).
4(c)	Supplemental Indenture No. 18, dated as of March 1, 2016, of PPL Electric Utilities Corporation to The Bank of New York Mellon, as Trustee.
4(d)	Officer's Certificate, dated March 9, 2016, pursuant to Section 201 and Section 301 of the 2001 Indenture (Series 2016A Company Mortgage Bonds).
4(e)	Officer's Certificate, dated March 9, 2016, pursuant to Section 201 and Section 301 of the 2001 Indenture (Series 2016B Company Mortgage Bonds).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Controller

Dated:  March 10, 2016